Exhibit 99.2

Contact

Stacey Infantino Keegan

Citrix Service Provider Platforms

stacey.keegan@citrix.com

+1 408 327 7754

Citrix Closes Acquisition of Bytemobile

SANTA CLARA, Calif., July 9, 2012 - Citrix today announced that it has closed the acquisition of Bytemobile, a leading provider of data and video optimization solutions for mobile network operators. As announced on June 7, 2012, Bytemobile will form a new Service Provider Platforms team within the Citrix Cloud Networking product group. The acquisition will give Citrix a key foothold in the operator market and create an important new on-ramp for its cloud networking business.

Chris Koopmans, formerly chief operating officer of Bytemobile, has been appointed vice president and general manager of Citrix Service Provider Platforms, which will be part of the Citrix Cloud Networking group. Koopmans will direct operations focused on building solutions for Citrix mobile networking and telecommunications customers. Citrix will continue to serve and support Bytemobile’s global customer base of more than 130 operators.

With the acquisition of Bytemobile, Citrix will enable operators to deliver an unparalleled user experience to mobile subscribers, while managing exponential growth in network data traffic with high performance, visibility and efficiency.

Citrix plans to discuss the financial details of the acquisition during its second-quarter 2012 results teleconference.

For more information on Citrix, visit www.citrix.com.

For more information on Citrix Cloud Networking, click here.

Related Links

•	Announcement: Citrix Enters Mobile Data and Video Market with Acquisition of Bytemobile

•	Announcement: Citrix and Bytemobile Partner to Develop Scalable Solutions for Mobile Operators

•	Expert Blog: Citrix toughens NetScaler to tackle demanding telecom environments

•	Expert Blog: Mobile Workstyles + Cloud Services = Citrix

•	Expert Blog: Bytemobile and Citrix NetScaler: Powering Video Chat with My Kid

About Citrix

Citrix (NASDAQ: CTXS) transforms how businesses, people and IT work in the cloud era. Market leading products for collaboration, virtualization, and networking allow Citrix to enable mobile workstyles and power cloud services for 100’s of millions of people every day. We service over 260,000 organizations with over 10,000 business partners in 100 countries. Annual revenue in 2011 was $2.21 billion. Learn more at our company headquarters at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the impact of the global economy and uncertainty in the IT spending environment, including in Citrix European markets, revenue growth and recognition of revenue, products and services, their development and distribution, product demand and pipeline, economic and competitive factors, including the introduction of new technologies and products by competitors or the entry of new competitors into the markets for Citrix and Bytemobile technologies and products, the Company’s key strategic relationships, acquisition and related integration risks, including Citrix’s ability to retain key employees of Bytemobile, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

The development, release and timing of any features or functionality described for our products remains at our sole discretion and is subject to change without notice or consultation. The information provided is for informational purposes only and is not a commitment, promise or legal obligation to deliver any material, code or functionality and should not be relied upon in making purchasing decisions or incorporated into any contract.

About Bytemobile

Based near Citrix Silicon Valley headquarters in Santa Clara, Calif., Bytemobile® has approximately 300 employees, including product, sales and services teams around the world. In addition to optimizing mobile data and video traffic, Bytemobile solutions enable mobile operators to differentiate data service plans based on a wide variety of factors, including quality of experience and subscriber usage. With a presence in the networks of more than 130 operators in 60 countries worldwide, Bytemobile customers serve more than 2 billion subscribers and process more than 20 petabytes of mobile data traffic through their networks daily.

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